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                                                                   EXHIBIT 23.02

                       CONSENT OF KPMG PEAT MARWICK, LLP,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use of our legended reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

                                          KPMG Peat Marwick LLP

May 19, 1997
San Francisco, California